Exhibit 10.20

ADDENDA TO AGREEMENT

BETWEEN

AMERINST INSURANCE COMPANY, LTD.

AND

CEDAR MANAGEMENT LIMITED

INSURANCE ADDENDUM

MANAGER will:

(1)	Maintain and update all insurance policies, endorsements, binders, cover notes, and other evidence of insurance.

(2)	Issue Certificates of Insurance and act as COMPANY’s registered agent for services of process.

(3)	Cooperate with authorized COMPANY employees, consultants, actuaries, claims personnel and attorneys on a day-to-day basis to ensure the efficient operation of the COMPANY. The MANAGER also agrees to extend full cooperation to all regulatory and COMPANY officials and all audits or examinations.

RECORDKEEPING ADDENDUM

MANAGER will:

(1)	Provide all routine accounting services to establish and maintain books of account, including, but not limited to, accounting for reinsurance, maintenance of underwriting statistics, invoicing, disbursements, cash and investment records and a general ledger.

(2)	Maintain true, accurate and complete records and accounts of all transactions arising out of this AGREEMENT, including, but not limited to, claims and losses, and financial matters. Said records and accounts shall be maintained at all times in such manner and form as may be agreed to by the Board of Directors of the COMPANY and in accordance with generally accepted accounting and insurance practices.

(3)	Prepare a quarterly financial statement of income and expenses, a balance sheet, and other financial statements as may be required by COMPANY’S Board, for distribution to such persons as are designated in writing by the Board; such reports shall include;

a.	Premiums received

b.	Losses paid

c.	Loss adjustment expenses paid; and

d.	Loss reserve information

(4)	Complete and file Statutory Financial Return and Statutory Financial Statements as required by Bermuda insurance regulators.

(5)	Liaise with service providers preparing Premium Tax and COMPANY Tax and other regulatory returns in accordance with state and federal laws, and cause such returns to be filed with the appropriate authorities.

(6)	Ensure compliance with the regulations pertaining to books and records and Bermuda home office.

(7)	Prepare and maintain minutes of all board and shareholder meetings. Assist in the preparation of the agenda and materials for the meetings. Have a representative attend all Board meetings and Committee meetings where necessary.

(8)	Advise the Board on matters of interest.

SHAREHOLDER RELATIONS ADDENDUM

MANAGER will:

(1)	Follow standard procedures for monitoring and responding to shareholder inquiries and requests as set forth by and under the direction of the Shareholder Relations Committee;

(2)	Receive and respond to shareholder telephone calls received on the 1-800 number;

(3)	Maintain telephone log, including name of caller and brief description of nature of call. (Copy of which is sent to Chairman of Shareholder Relations Committee at end of every month);

(4)	Review and respond to shareholder inquiries and requests received via email;

(5)	Compile and prepare stock transfer cases for Committee approval;

(6)	Compile and prepare stock redemption cases for Board approval;

(7)	Advise Committee members of abnormal shareholder calls or mail on cases requiring further assistance;

(8)	Maintain Buy-Sell Trading System list and prepare mailings to participants on a quarterly basis or as requested by the Committee;

(9)	Prepare special mailings as requested by the Committee;

(10)	Coordinate with The Bank of NT Butterfield—Shareholder Division, Transfer Agent for AmerInst Insurance Group, Ltd., on shareholder relations matters including transfer and redemption of stock, change of address, dividends, proxy mailings, shareholder listings and other items relevant to shareholder relations;

(11)	Maintain shareholder relations records.

MANAGEMENT FEE ADDENDUM

COMPANY will

(1)	Compensate MANAGER at a rate of $132,500 for the period from July 1, 2008 to December 31, 2008, which shall be inclusive of all work by MANAGER on CAMICO, PDIC and the CNA audit.

(2)	Cause the above management fee to be paid in quarterly installments in advance at the beginning of each calendar quarter.

(3)	Reimburse MANAGER for reasonable out-of-pocket expenses incurred during the management of the COMPANY including; courier and express mail service; long-distance telephone calls; travel and meeting expenses incurred at the request of the COMPANY; costs of COMPANY stationery; filing fees; and similar expenses.

COMPANY agrees that special projects will be invoiced separately at agreed upon fees or rates.

IN WITNESS WHEREOF, the parties have duly executed these Addenda this 11th day of December, 2008.

WITNESS:	CEDAR MANAGEMENT LIMITED

/S/ MICHAEL LARKIN	By:	/S/ THOMAS MCMAHON
Its duly authorized agent

WITNESS:	AMERINST INSURANCE COMPANY, LTD.

/S/ REBECCA J. AITCHISON	By:	/S/ RONALD S. KATCH
Its duly authorized agent